UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 16, 2012

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)

(770) 644-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 relating to the Credit Agreement is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2012, Graphic Packaging International, Inc. (the “Company”), a wholly owned subsidiary of Graphic Packaging Holding Company, entered into a $2,000,000,000 amended and restated credit agreement among Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender, and JPMorgan Chase Bank, N.A., Citibank, N.A., Goldman Sachs Bank USA and SunTrust Bank, as Co-Syndication Agents, and the several lenders from time to time party thereto (the “Credit Agreement”). The Credit Agreement provides for a $1.0 billion revolving credit facility and a $1.0 billion amortizing term loan facility, both having a final maturity date of March 16, 2017. Both the revolving credit facility and the term loan facility bear interest at an initial rate equal to the London Interbank Offered Rate (LIBOR) plus 225 basis points. Thereafter, the interest rate margin over LIBOR shall vary between 1.75% and 2.75% depending upon the Company's then current consolidated total leverage ratio. (The Company will also have a corresponding base rate interest rate option.) The Credit Agreement amends and restates the Company's existing credit agreement.

         Under the terms of the Credit Agreement, until all amounts under the Credit Agreement are repaid in full and the same has been terminated, the Company must comply with a maximum consolidated leverage ratio covenant and a minimum consolidated interest coverage ratio covenant. In addition, the Credit Agreement imposes restrictions upon the Company's ability to, among other things, incur additional indebtedness, create or permit liens on the Company's assets, dispose of assets, make dividend and other restricted payments or prepay certain other indebtedness, make certain investments and acquisitions, engage in certain transactions with affiliates, and change the business conducted by the Company and its subsidiaries. Any failure by the Company to comply with the covenants and obligations under the Credit Agreement could result in an event of default, in which case the lenders thereunder may be entitled to declare all amounts owed to be due and payable immediately.

The Company's obligations under the Credit Agreement are secured by substantially all of the Company's domestic assets.

This summary is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 and incorporated herein by reference.

        The Company issued a press release announcing the Credit Agreement on March 16, 2012, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

10.1
$2,000,000,000 Amended and Restated Credit Agreement dated as of March 16, 2012 among Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender, and JP Morgan Chase Bank, N.A., Citibank, N.A., Goldman Sachs Bank USA and SunTrust Bank, as Co-Syndication Agents, and the several lenders from time to time party thereto.

99.1	Press Release dated March 16, 2012 announcing the $2,000,000,000 Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel
and Secretary